Exhibit 99.1
GUESS?, INC. UNVEILS STRATEGIC PLAN

LOS ANGELES, December 3, 2019 - Guess?, Inc. (NYSE: GES) today is hosting an Investor Day at the InterContinental Times Square in New York City at 9:30am Eastern Time. During this event, the Management Team from Guess will provide an overview of the Company’s five-year plan containing long-term strategies and key initiatives to deliver global expansion, profit growth and value creation.

Carlos Alberini, Chief Executive Officer, commented, “I am excited to share our five-year plan with you today. I am confident that our plan is a solid roadmap for our team to grow our business, increase profitability and create significant value for all Guess stakeholders. I strongly believe that the Guess brand has tremendous potential to continue to expand globally and amplify its customer reach. We have built a plan based on our current regional trends with a clear path to double digit operating margin performance mainly anchored on operational efficiencies. We have a true global brand, a unique product offering and a diversified business model with an opportunity to grow. I believe we are well positioned to capitalize fully on this opportunity.”

Fiscal 2025 Strategic Plan

The Company’s priorities to drive revenue and operating profit growth over the next five years are:

•
Brand relevancy - We will optimize our brand architecture to be relevant with our three target consumer groups: Heritage, Millennials, and Generation Z. We will continue to execute celebrity and influencer partnerships and collaborations as we believe that they are critical to engage more effectively with a younger and broader audience.

•	Customer centricity - We intend to place the customers at the center of everything we do. We will implement processes and platforms to provide our customers with a seamless omni-channel experience.

•	Global footprint - We will continue to expand the reach of our brands by optimizing the productivity and profitability of our current footprint and expanding our distribution channels.

•	Product excellence - We will extend our product offering to provide our customers with products for the different occasions of their lifestyles. We will seek to better address local product needs.

•
Functional capabilities - We expect to drive material operational improvements in the next five years, primarily in the areas of logistics, sourcing, product development and production, inventory management, and overall infrastructure.

Fiscal 2025 Financial Targets

The Company’s expectations for the fiscal year ending February 1, 2020 and goals for the fiscal year ending February 1, 2025 are as follows:

Outlook for Total Company(1)

	Fiscal 20 vs. Fiscal 19	Fiscal 21 to Fiscal 25 Cadence(2)	Fiscal 25 vs. Fiscal 20

Sales	increase between 2.7% and 3.0%	up low single digit CAGR	up approx. +$250M

Operating profit(3)	increase between 26% and 30%	up mid-teens CAGR	up approx. +$150M

Gross margin	increase 160bp	up 80bp annual average	up 400bp

SG&A rate(3)	increase between 60bp and 40bp	down (10)bp annual average	down (50)bp

Operating margin(3)	increase between 100bp and 120bp	up 90bp annual average	up 450bp

EPS(3)	increase between 34% and 39%	up high-teens CAGR	2.3x
	$1.31 to $1.36 vs. $0.98		$3.00 vs. $1.31 to $1.36

Free cash flow(3)	$57 million to $62 million vs. $(28) million	up low-twenties CAGR	3.0x

Notes:

(1)	The Company’s outlook for the fiscal years ending February 1, 2020 and February 1, 2025 assumes that foreign currency exchange rates remain at prevailing rates.

(2)	Represents the average annual growth rate vs. prior year for each of the years from fiscal 2021 to fiscal 2025.

(3)	Represents a non-GAAP, or adjusted, financial measure. Please refer to the discussion and accompanying reconciliation tables under the heading “Presentation of Non-GAAP Information” below.

On a segment basis, the Company expects the following ranges for percentage changes for net revenue in U.S. dollars and operating margin for the periods presented:

Outlook by Segment(1)

	Fiscal 20 vs. Fiscal 19	Fiscal 25 vs. Fiscal 20(2)

Americas Retail:
Net Revenue	Down LSD	up LSD CAGR
Operating Margin	~ flat	up 400bp

Americas Wholesale:
Net Revenue	up HSD	up LSD CAGR
Operating Margin	up 100bp	up 50bp

Europe:
Net Revenue	up HSD	up LSD CAGR
Operating Margin	up 500bp	up 500bp

Asia:
Net Revenue	down MSD	up LSD CAGR
Operating Margin	down 500bp	up 500bp

Licensing:
Net Revenue	down LSD	~ flat
Operating Margin	down 100bp	~ flat

Notes:

(1)
The Company’s outlook for the fiscal years ending February 1, 2020 and February 1, 2025 assumes that foreign currency exchange rates remain at prevailing rates. As used in the table above, “LSD” is used to refer to the range of Low-Single-Digits, “MSD” is used to refer to the range of Mid-Single-Digits, and “HSD” is used to refer to the range of High-Single-Digits. CAGR represents the average annual growth rate vs. prior year for each of the years from fiscal 2021 to fiscal 2025.

(2)
For Net Revenue, represents the average annual growth rate vs. prior year for each of the years from fiscal 2021 to fiscal 2025. For Operating Margin, represents the total basis point change between fiscal years 2020 and 2025.

Presentation of Non-GAAP Information

The financial information presented in this release includes non-GAAP financial measures such as adjusted results and free cash flow measures. References to non-GAAP or “adjusted” results exclude the impact of (i) asset impairment charges, (ii) net gains on lease terminations, (iii) certain professional service and legal fees and related (credits) costs, (iv) charges related to the European Commission fine, (v) severance charges related to the departure of our former CEO, (vi) non-cash debt discount amortization on our convertible senior notes, (vii) the related tax effects of the foregoing items as well as adjustments to uncertain tax positions excluded from results in prior years and (viii) revisions to provisional amounts previously recorded related to the enactment of the 2017 Tax Cuts and Jobs Act (the “Tax Reform”), in each case where applicable. These non-GAAP measures are provided in addition to, and not as alternatives for, the Company’s reported results and future outlook under GAAP.

The Company has excluded these items from its adjusted financial measures primarily because it believes these items are not indicative of the underlying performance of its business and that the adjusted financial information provided is useful for investors to evaluate the comparability of the Company’s operating results and its future outlook (when reviewed in conjunction with the Company’s GAAP financial statements). A reconciliation of reported GAAP results and outlook to comparable non-GAAP measures is provided in the schedules below.

The Company also includes information regarding its free cash flows in this release. The Company calculates free cash flows as cash flows from operating activities less (i) purchases of property and equipment and (ii) payments for property and equipment under finance leases. Free cash flows are not intended to be an alternative to cash flows from operating activities as a measure of liquidity, but rather to provide additional visibility to investors regarding how much cash is generated for discretionary and non-discretionary items after deducting purchases of property and equipment and payments for property and equipment under finance leases. Free cash flow information presented may not be comparable to similarly titled measures reported by other companies. A reconciliation of reported GAAP cash flows from operating activities to the comparable non-GAAP free cash flow measure is provided in the schedules below.

Guess?, Inc. and Subsidiaries
Reconciliation of GAAP Measures to Adjusted Measures
(dollars in thousands)
The following tables provide reconciliations of GAAP earnings from operations to adjusted earnings from operations, GAAP operating margin to adjusted operating margin, GAAP selling, general and administrative (“SG&A”) expenses to adjusted SG&A expenses, GAAP SG&A rate to adjusted SG&A rate, GAAP net earnings attributable to Guess?, Inc. to adjusted net earnings attributable to Guess?, Inc. and GAAP earnings per share to adjusted earnings per share for the fiscal year ended February 2, 2019 and the fiscal years ending February 1, 2020 and February 1, 2025.

	FY2019	FY2020E1	FY2025E1

GAAP earnings from operations	$52,212
Certain professional service and legal fees and related (credits) costs[2]	6,079
Europe Commission fine[3]	45,637
Asset impairment charges[4]	6,939
Net gains on lease terminations[5]	(477)
CEO severance charges[6]	5,226

Adjusted earnings from operations	$115,616

GAAP operating margin	2.0%	5.2% to 5.4%	10.0%
Certain professional service and legal fees and related (credits) costs[2]	0.2%	0.0%	—
Europe Commission fine[3]	1.7%	—	—
Asset impairment charges[4]	0.3%	0.2%	—
Net gains on lease terminations[5]	(0.0%)	—	—
CEO severance charges[3]	0.2%	—	—

Adjusted operating margin	4.4%	5.4% to 5.6%	10.0%

GAAP SG&A expenses	$835,293
Certain professional service and legal fees and related credits (costs)[2]	(6,079)
CEO severance charges[6]	(5,226)

Adjusted SG&A expenses	$823,988

GAAP SG&A rate	32.0%	32.2% to 32.4%	31.3%
Certain professional service and legal fees and related credits (costs)[2]	(0.2%)	0.0%	—
CEO severance charges[6]	(0.2%)	—	—

Adjusted SG&A rate	31.6%	32.2% to 32.4%	31.3%

Notes:

[1]
The estimates of fiscal year 2020 include amounts for items excluded for non-GAAP that were recognized during the nine months ended November 2, 2019. The Company is unable to predict future amounts for the remainder of fiscal year 2020 and fiscal year 2025 as these expenditures and credits are inconsistent in amount and frequency and certain elements used to estimate such items have not yet occurred or are out of the Company’s control. As such, the Company has not considered any future charges in the accompanying GAAP outlook.

[2]
During the full fiscal year 2019 and the nine months ended November 2, 2019 of fiscal year 2020, the Company recorded certain professional service and legal fees and related (credits) costs which the Company otherwise would not have incurred as part of its business operations.

[3]
During fiscal year 2019, the Company recognized a charge of €39.8 million ($45.6 million) related to a fine imposed on the Company by the European Commission related to its inquiry concerning potential violations of European Union competition rules by the Company.

[4]
During the full fiscal year 2019 and the nine months ended November 2, 2019 of fiscal year 2020, the Company recorded asset impairment charges for certain retail locations resulting from under-performance and expected store closures.

[5]	During fiscal year 2019, the Company recorded net gains on lease terminations related primarily to the early termination of certain lease agreements.

[6]
In fiscal year 2019, the Company announced the departure of its Chief Executive Officer and the terms of his separation. As a result, the Company recorded $5.2 million in severance-related charges. These charges were comprised of $2.4 million in future cash severance payments and $2.8 million in non-cash stock-based compensation expenses resulting from the vesting terms of certain previously granted stock awards.

	FY2019	FY2020E1	FY2025E1

GAAP net earnings attributable to Guess?, Inc.	$14,099

Certain professional service and legal fees and related (credits) costs[2]	6,079
Europe Commission fine[3]	45,637
Asset impairment charges[4]	6,939
Net gains on lease terminations[5]	(477)
CEO severance charges[6]	5,226
Income tax adjustments[7]	(3,378)
Amounts recorded related to Tax Reform[8]	6,286

Total adjustments affecting net earnings attributable to Guess?, Inc.	66,312

Adjusted net earnings attributable to Guess?, Inc.	$80,411

GAAP earnings per share	$0.16	$1.20 to $1.25	$2.97
Certain professional service and legal fees and related (credits) costs[2]	0.06	(0.01)	—
Europe Commission fine[3]	0.56	—	—
Asset impairment charges[4]	0.07	0.06	—
Net gains on lease terminations[5]	(0.00)	—	—
CEO severance charges[6]	0.05	—	—
Amounts recorded related to Tax Reform[8]	0.08	—	—
Amounts to uncertain tax positions excluded in prior years[9]	—	(0.02)	—
Amortization of debt discount on Convertible Debt[10]	—	0.08	0.03

Adjusted GAAP earnings per share	$0.98	$1.31 to $1.36	$3.00

Notes:

[1]
The estimates of fiscal year 2020 include amounts for items excluded for non-GAAP that were recognized during the nine months ended November 2, 2019. The Company is unable to predict future amounts for the remainder of fiscal year 2020 and fiscal year 2025 as these expenditures and credits are inconsistent in amount and frequency and certain elements used to estimate such items have not yet occurred or are out of the Company’s control. As such, the Company has not considered any future charges in the accompanying GAAP outlook.

[2]
During the full fiscal year 2019 and the nine months ended November 2, 2019 of fiscal year 2020, the Company recorded certain professional service and legal fees and related (credits) costs which the Company otherwise would not have incurred as part of its business operations.

[3]
During fiscal year 2019, the Company recognized a charge of €39.8 million ($45.6 million) related to a fine imposed on the Company by the European Commission related to its inquiry concerning potential violations of European Union competition rules by the Company.

[4]
During the full fiscal year 2019 and the nine months ended November 2, 2019 of fiscal year 2020, the Company recorded asset impairment charges for certain retail locations resulting from under-performance and expected store closures.

[5]	During fiscal year 2019, the Company recorded net gains on lease terminations related primarily to the early termination of certain lease agreements.

[6]
In fiscal year 2019, the Company announced the departure of its Chief Executive Officer and the terms of his separation. As a result, the Company recorded $5.2 million in severance-related charges. These charges were comprised of $2.4 million in future cash severance payments and $2.8 million in non-cash stock-based compensation expenses resulting from the vesting terms of certain previously granted stock awards.

[7]
Amounts represent the income tax effect of the non-income tax adjustments excluded for non-GAAP in fiscal year 2019. Such amounts are based on the Company’s assessment of deductibility using the statutory tax rate (inclusive of the impact of valuation allowances) of the tax jurisdiction in which the charges were incurred.

[8]	During fiscal 2019, the Company revised the provisional amounts recorded in fiscal 2018 related to the estimated amounts due under the Tax Reform and recorded income tax charges of $6.3 million.

[9]	During the first nine months of fiscal year 2020 ending November 2, 2019, the Company recorded adjustments to uncertain tax positions that were excluded from results in prior years.

[10]
In April 2019, the Company issued $300 million principal amount of 2.00% convertible notes due 2024 (the “Notes”) in a private offering. The Company has separated the Notes into liability (debt) and equity (conversion option) components. The debt discount, which represents an amount equal to the fair value of the equity component, is amortized as non-cash interest expense over the term of the Notes. Outlook for adjusted earnings per share for the full fiscal years 2020 and 2025 exclude the amortization anticipated to be recorded in those years as such amounts are known. The Company has not assumed any potential share dilution related to the convert or related warrants.

Guess?, Inc. and Subsidiaries
Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
(in thousands)

FY2019

Net cash used in operating activities	$81,679

Less: Purchases of property and equipment	(108,117)

Less: Payments for property and equipment under finance leases	(1,387)

Free cash flow	$(27,825)

Investor Conference Call

The meeting with investors is being broadcast live via the internet and will be accessible at investors.guess.com from approximately 9:30 a.m. to 3:00 p.m. (ET) on December 3, 2019. Additionally, all presentations and the event’s transcript will be accessible at the same location following the event once available. The broadcast will be archived on the website for one year.

About Guess?

Guess?, Inc. designs, markets, distributes and licenses a lifestyle collection of contemporary apparel, denim, handbags, watches, eyewear, footwear and other related consumer products. Guess? products are distributed through branded Guess? stores as well as better department and specialty stores around the world. As of November 2, 2019, the Company directly operated 1,174 retail stores in the Americas, Europe and Asia. The Company’s partners and distributors operated 569 additional retail stores worldwide. As of November 2, 2019, the Company and its partners and distributors operated in approximately 100 countries worldwide. For more information about the Company, please visit www.guess.com.

Forward-Looking Statements

Except for historical information contained herein, certain matters discussed in this press release or the related investor day meeting and webcast, including statements concerning the Company’s expectations, future prospects, business strategies and strategic initiatives; statements expressing optimism or pessimism about future operating results, growth opportunities and projected sales (including comparable sales), earnings, capital expenditures, operating margins, cost reduction opportunities and cash needs; and growth rates and outlook for the full year of fiscal 2020 and the period between fiscal 2020 and fiscal 2025, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among others: our ability to maintain our brand image and reputation; domestic and international economic or political conditions, including economic and other events that could negatively impact consumer confidence and discretionary consumer spending; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate and adapt to changing consumer preferences and trends; our ability to manage our inventory commensurate with customer demand; risks related to the timing and costs of delivering merchandise to our stores and our wholesale customers; unexpected or unseasonable weather conditions; our ability to effectively operate our various retail concepts, including securing, renewing, modifying or terminating leases for store locations; our ability to successfully and/or timely implement our growth strategies and other strategic initiatives; our ability to expand internationally and operate in regions where we have less experience, including through joint ventures; risks related to our convertible senior notes issued in April 2019, including our ability to settle the liability in cash; our ability to successfully or timely implement plans for cost reductions; our ability to effectively and efficiently manage the volume and costs associated with our European distribution centers without incurring shipment delays; our ability to attract and retain key personnel; changes to our short or long-term strategic initiatives, including those outlined in this press release and referenced investor day meeting and webcast; obligations or changes in estimates arising from new or existing litigation, tax and other regulatory proceedings; risks related to the complexity of the Tax Reform, future clarifications and legislative amendments thereto, as well as our ability to accurately interpret and predict its impact on our cash flows and financial condition; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; changes in U.S. or foreign tax or tariff policy, including changes to tariffs on imports into the U.S.; accounting adjustments identified after issuance of this release; risk of future store asset and/or goodwill impairments or restructuring charges; our ability to adapt to new regulatory compliance and disclosure obligations; risks associated with our foreign operations, such as violations of laws prohibiting improper payments and the burdens of complying with a variety of foreign laws and regulations (including global data privacy regulations); risks associated with the acts or omissions of our third party vendors, including a failure to comply with our vendor code of conduct or other policies; risks associated with cyber-attacks and other cyber security risks; risks associated with our ability to properly collect, use, manage and secure consumer and employee data; risks associated with our vendors’ ability to maintain the strength and security of information technology systems; and changes in economic, political, social and other conditions affecting our foreign operations and sourcing, including the impact of currency fluctuations, global tax rates and economic and market conditions in the various countries in which we operate. In addition to these factors, the economic, technological, managerial, and other risks identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate and uncertainty surrounding potential changes in U.S. policies and regulations may amplify many of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Guess?, Inc.
Fabrice Benarouche
VP, Finance and Investor Relations
(213) 765-5578

Source:	Guess?, Inc.